UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland
(Jurisdiction of incorporation or organization)

98-0518048
(I.R.S. Employer Identification Number)

Rheinstrasse 20 CH-8200 Schaffhausen Switzerland	8200
(Address of principal executive offices)	(Zip Code)

TYCO ELECTRONICS GROUP S.A.

(Exact name of registrant as specified in its charter)

Luxembourg
(State of incorporation or organization)

98-0518566

(I.R.S. Employer Identification Number)

17, Boulevard Grande Duchesse Charlotte L-1331 Luxembourg	L-1331
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.100% Senior Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-192721

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrants have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement, dated February 24, 2015 (the “Prospectus Supplement”) and the accompanying prospectus, dated December 9, 2013 (the “Base Prospectus”).  The Prospectus supplement relates to the €550,000,000 aggregate principal amount of 1.100% Senior Notes due 2023 (the “Notes”) of Tyco Electronics Group S.A., which are fully and unconditionally guaranteed by TE Connectivity Ltd.  The Base Prospectus forms a part of the Registrants’ Registration Statement on Form S-3 (File No. 333-192721), filed with the Commission on December 9, 2013.

Item 1.   Description of Registrant’s Securities to be Registered.

The information set forth under the heading “Description of the Notes and the Guarantee” in the Prospectus Supplement is incorporated herein by reference.  Copies of such description will be filed with the New York Stock Exchange.

Item 2.   Exhibits.

4.1

Indenture between Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd. (f/k/a Tyco Electronics Ltd.), as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of September 25, 2007 (incorporated by reference to Exhibit 4.1(a) to TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007, filed with the Commission on December 14, 2007).

4.2

Twelfth Supplemental Indenture, dated as of February 27, 2015, among Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to TE Connectivity Ltd.’s Current Report on Form 8-K, filed with the Commission on February 27, 2015).

4.3	Form of 1.100% Senior Notes due 2023 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TE CONNECTIVITY LTD.

Dated: February 27, 2015	By:	/s/ Harold G. Barksdale
		Name:	Harold G. Barksdale
		Title:	Vice President and Corporate Secretary

TYCO ELECTRONICS GROUP S.A.

	By:	/s/ Harold G. Barksdale
		Name:	Harold G. Barksdale
		Title:	Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1

Indenture between Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd. (f/k/a Tyco Electronics Ltd.), as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of September 25, 2007 (incorporated by reference to Exhibit 4.1(a) to TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007, filed on December 14, 2007).

4.2

Twelfth Supplemental Indenture, dated as of February 27, 2015, among Tyco Electronics Group S.A., as issuer, TE Connectivity Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to TE Connectivity Ltd.’s Current Report on Form 8-K, filed with the Commission on February 27, 2015).

4.3	Form of 1.100% Senior Notes due 2023 (included in Exhibit 4.2)